SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2003

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.

On May 19, 2003, Chiron UK-1 Limited, an indirect wholly-owned subsidiary of Chiron Corporation, announced a cash tender offer to acquire all of the issued and to be issued share capital of PowderJect Pharmaceuticals plc for 550 pence per share, subject to certain conditions (the “Offer”).  A copy of the press release announcing the Offer is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

Item 7.    Financial Statements and Exhibits.

(a)                                  Financial statements of business acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

Exhibit Number

99.1                                                                           Press Release issued on May 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date:	May 19, 2003	By:	/s/ William G. Green
William G. Green
Senior Vice President,
General Counsel and Secretary